CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated March 30, 2007 in the Amendment No. 1 to the Registration Statement (File No. 333-129915 CIK #1344425) and related Prospectus of Claymore Securities Defined Portfolios, Series 268.

                                                          /s/ Grant Thornton LLP


                                                              GRANT THORNTON LLP


Chicago, Illinois
March 30, 2007